Exhibit 10.22

Employee Confidentiality, Inventions and Non-Competition Agreement

EMPLOYEE CONFIDENTIALITY, INVENTIONS, AND NON-COMPETITION

AGREEMENT

This Agreement is made and entered into as of May         , 2001, by and between Corus Pharma, Inc., a Delaware corporation (“Company”) and A. Bruce Montgomery, M.D. (“Employee”).

RECITALS

WHEREAS, the Company and Employee have entered into a letter agreement dated as of January 26, 2001, (the “Letter Agreement”) pursuant to which Employee has assigned to the Company all rights then or thereafter owned in connection with the Invention (as described in the Letter Agreement),

WHEREAS, the Company and Employee wish to memorialize certain obligations of Employee in connection with maintaining confidentiality of the Company’s information, and

WHEREAS, the Company and the Employee wish to memorialize the understanding between the parties that Employee shall assign any future inventions made while an employee of the Company.

As a condition of Employee’s ongoing employment, and the special training and knowledge that Employee will acquire through his employment with the Company, and of the covenants and conditions contained herein, the parties agree as follows:

1. Confidential Information.

1.1 Company Secrets. During and after Employee’s employment with Company, Employee will protect and hold in strictest confidence all Confidential Information of Company and its affiliates and business relations. Confidential Information includes, without limitation, Inventions (as defined below), trade secrets, plans, programs, source and object codes, specifications, drawings, diagrams, schematics, formulae, product designs and concepts, reports, studies, technical know-how, methods, customer and supplier lists, customer requirements, price lists and policies, budgets, projections, bids, costs, financial reports and information, financing materials, training programs and manuals, and sales and marketing programs, materials, plans, and strategies. Employee will not disclose, use, copy, publish, summarize or remove from Company’s premises any material containing or disclosing any portion of the Confidential Information, except as necessary to carry out Employee’s assigned responsibilities as a Company employee. Upon termination of Employee’s employment or the earlier request of the Company, all material containing or disclosing any portion of the Confidential Information shall be returned to Company.

1.2 Third Party Information. During and after Employee’s employment with Company, Employee will not (a) use any confidential and proprietary information of Company’s customers, vendors, consultants and other parties with whom Company does business (“Third Party Information”) or (b) disclose any Third Party Information to anyone other than Company personnel who need to know the same in connection with their work for Company, without the prior written authorization of an officer of Company. Employee will not bring onto Company’s

Employee Confidentiality, Inventions and Non-Competition Agreement

premises or disclose to Company any unpublished documents or any other property, written or unwritten, of any former employer, which is known by Employee to be subject to a covenant of confidentiality, without the prior written consent of such former employer.

2. Inventions.

2.1 Assignment. Subject to Section 2.3 below, all ownership and other rights in all works, programs, know-how, techniques, formulas, data, manuals, inventions, ideas, designs, manuals, improvements, discoveries, processes and other works of authorship (“Inventions”) developed, conceived or reduced to practice by Employee, whether alone or with others, during the term of his/her employment by Company, shall be the exclusive property of Company and, to the extent permitted by law, shall be “works for hire” and, in the case of Inventions that relate directly or indirectly to the business of the Company, whether or not developed or conceived during regular working hours or at the Company’s facilities. Employee hereby irrevocably agrees, subject to Section 2.3 below, to and does hereby sell, assign and transfer to Company or Company’s designee Employee’s entire right, title and interest, including moral rights, in and to the Inventions developed, conceived or reduced to practice by Employee during the term of his employment by Company, and any improvements thereon. Employee will assist Company as reasonably requested, at Company’s expense but without additional compensation to Employee, during and after the term of his employment to obtain, perfect, sustain and enforce, Company’s rights in and ownership of the Inventions covered hereby, including without limitation, the execution of additional instruments of conveyance and assisting Company with applications for patents or copyright or other registrations. If Company, after reasonable efforts, is unable to obtain Employee’s signature to any such instruments (without regard to whether or not Employee is at that time employed by Company), Employee hereby irrevocably designates and appoints Company as Employee’s agent and attorney-in-fact, which appointment includes an interest, for and in Employee’s behalf to execute, verify and file any such instruments and such other lawfully permits acts to further the purposes of this Section 2.1 with the same legal force and effect as if executed by Employee.

2.2 Information on Inventions. During Employee’s employment by Company and for six months after termination of such employment for any reason, Employee will promptly disclose to Company in writing all Inventions developed, conceived or reduced to practice by Employee, whether alone or jointly. To the extent disclosure of such Inventions violates any obligations of confidentiality to a third party, Employee will promptly disclose a brief description of such Inventions, a list of the parties to whom the Inventions belong and the reason full disclosure is prohibited.

2.3 Washington Notice Provision. In accordance with Section 49.44.140 of the Revised Code of Washington, this Agreement (other than Section 2.4) does not apply to, and Employee has no obligation to assign or offer to assign to Company, any Invention for which no trade secrets or other intellectual property of Company were used and no equipment, supplies, or facilities of Company were used and which was developed entirely on Employee’s own time, unless: (i) the Invention relates directly to the business of Company, (ii) the Invention relates to actual or demonstrably anticipated research or development work of Company, or (iii) the Invention results from any work performed by Employee for Company, in which cases this Agreement shall apply.

Employee Confidentiality, Inventions and Non-Competition Agreement

2.4 Prior Inventions. Any Inventions which Employee alone or jointly developed, conceived or reduced to practice or caused to be developed, conceived or reduced to practice prior to employment by Company which Employee wishes to exclude from the scope of this Agreement are set forth in Exhibit 1 attached hereto (“Prior Inventions”). To the extent disclosure of any such Prior Inventions violates any prior obligations of confidentiality to a third party, Exhibit 1 must include a brief description of such Prior Invention, a list of the parties to whom such Prior Inventions belong and the reason full disclosure is prohibited. To the extent that no Prior Inventions are set forth in Exhibit 1, Employee represents that no such Prior Inventions exist. Notwithstanding the foregoing, if Employee incorporates, in the course of his employment by Company, any Prior Inventions into a product, process, service or machine of Company, Employee hereby grants Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license (with right to sublicense) to make, have made, use, sell, copy, distribute, modify, and otherwise to practice and exploit such Prior Inventions.

3. Non-competition and Non-solicitation.

3.1 Employee agrees that during Employee’s employment by Company and for twelve (12) months after termination of such employment for any reason (the “Noncompete Period”), Employee will not in any capacity (including without limitation, as an employee, officer, agent, director, consultant, owner, shareholder, partner, member or joint venture) directly or indirectly, whether or not for compensation, engage in or assist others to engage in any business that is, or is preparing to be, in competition with any business in the field of drug development involving any clinical indication that, as of the date of termination of Employee’s employment, the Company has a drug candidate in preclinical or clinical studies; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than one percent of the outstanding equity securities of a publicly-held company. Notwithstanding the foregoing, the Noncompete Period shall be extended from twelve (12) to twenty-four (24) months if, upon termination of Employee’s employment the Company pays Employee an amount, in addition to any post-employment compensation Employee is then entitled to receive, at least equal to the product obtained by multiplying 12 by Employee’s then base monthly compensation.

3.2 Employee further agrees that during his/her employment and the Noncompete Period, Employee will not for any competitive reason call on, reveal the name of, or otherwise solicit, accept business from or attempt to entice away from Company any actual or identified potential customer of Company, nor will he assist others in doing so. Employee agrees that he will not, during the Noncompete Period, encourage or solicit or assist others to encourage or solicit any other employee or consultant of Company to leave such employment for any reason.

3.3 Employee acknowledges that the covenants in Sections 3.1, and 3.2 are reasonable in relation to the business in which Company is engaged, the position Employee has been afforded with Company, and Employee’s existing and to be acquired knowledge of Company’s business, and that compliance with such covenants will not prevent him/her from pursuing his/her livelihood. However, should any court of competent jurisdiction find that any provision of such covenants is unreasonable, whether in period of time, geographical area, or otherwise, then in that event the parties agree that such covenants shall be interpreted and enforced to the maximum extent which the court deems reasonable.

Employee Confidentiality, Inventions and Non-Competition Agreement

4. Remedies. Employee acknowledges that the harm to Company from any breach of Employee’s obligations under or related to this Agreement may be difficult to determine and may be wholly or partially irreparable, and such obligations may be enforced by injunctive relief and other available remedies at law or in equity. The parties further agree that Company shall not be required to post any bond in connection with enforcement of Employer’s obligations hereunder (unless required by law or court rule, in which case the bond shall be $5,000), and that Company in its sole discretion shall be entitled to inform third parties of the existence of this Agreement and of Employee’s obligations hereunder. Any amounts received by Employee or by any other party through Employee in breach of this Agreement shall be held in trust for the benefit of Company. In the event Employee breaches Section 3.1 or 3.2, the Noncompete Period shall be extended by the period of time during which Employee is in breach of Section 3.1 or 3.2, as the case may be. No term hereof shall be construed to limit or supersede any other right or remedy of Company under applicable law with respect to the protection of trade secrets or otherwise.

5. No Conflicting Agreements. Employee represents that Employee (a) has no conflicting obligations to assign any Invention and (b) has no other employment, consulting or undertakings which would restrict or impair Employee’s performance of this Agreement. Employee warrants that any and all items, technology, and Inventions of any nature developed or provided by Employee under this Agreement will be original to Employee and will not, as provided to Company or when used and exploited by Company and its contractors and customers and their respective successors and assigns, infringe in any respect the rights or property of Employee or any third party. Employee will indemnify Company for all losses, claims, and expenses (including reasonable attorneys’ fees) arising from any breach of Employee’s warranties.

6. At Will Employment. Unless and to the extent otherwise agreed by Company and Employee in a separate written employment agreement, Employee’s employment is and will be “at will.” This means either party can end the employment relationship at any time for any reason. No term of any employment agreement between Company and Employee shall be construed to conflict with or lessen Employee’s obligations under this Agreement.

7. Miscellaneous.

7.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, representatives, executors and administrators of the parties. The phrase “an officer of Company” as used herein shall refer to an officer of Company other than Employee. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or to any other right or provision.

7.2 Governing Law; Venue. This Agreement will be governed by the laws of the State of Washington without regard to its conflicts of laws rules. The parties hereby agree that the exclusive venue for all matters and actions arising under this Agreement shall be and remain in the state and federal courts sitting in King County, Washington, and the parties hereby consent to the personal jurisdiction of such courts. The prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred in connection with any such litigation arising under or related to this Agreement.

Employee Confidentiality, Inventions and Non-Competition Agreement

7.3 Assignment. This Agreement is personal to Employee and shall not be assignable by Employee. All the terms and provisions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties and their respective heirs, successors and permitted assigns.

7.4 Waivers. No delay or failure by any party to this Agreement in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver. The express waiver by a party of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

7.5 Amendments In Writing. No amendment, modification, waiver, termination or discharge of any provision of this Employment Agreement, nor consent to any departure from any provision of this Agreement by either party, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and Employee.

7.6 Headings. All headings used in this Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

7.7 Counterparts. This Agreement, and any amendment or modification entered into pursuant to Section 7.5, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

7.8 Entire Agreement; Severability. This Agreement represents the entire agreement between Company and Employee concerning the subject matter hereof and supersedes all prior agreements, correspondence and understandings, whether oral or written, with respect to that subject matter. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

Employee Confidentiality, Inventions and Non-Competition Agreement

BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS IT, INCLUDING THE EMPLOYMENT AT WILL PROVISION OF SECTION 6, WHICH INDICATES THAT EMPLOYEE HAS NO CONTRACT OR PROMISE OF ONGOING EMPLOYMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL WITH RESPECT TO THIS AGREEMENT.

CORUS PHARMA, INC.		A. BRUCE MONTGOMERY, M.D.

By:	/s/ Jonathan P. Mow	/s/ A. Bruce Montgomery, M.D.
Jonathan P. Mow, Vice President
		Address:	2025 First Avenue, Suite 800
	Dated: May 18, 2001		Seattle, Washington 98121

		Dated:	May , 2001

Employee Confidentiality, Inventions and Non-Competition Agreement

Exhibit 1

Employee’s Prior Inventions

Inventions not covered in this agreement relate to issued patents on aerosolized pentamidine, formulation patents on aminoglycosides for inhalation, Colistin for inhalation, treatment of tuberculosis with tobramycin. US patent numbers are 6,083,922 and 5,767,068 and 5,508,269. Foreign filings are also issued or active.

In addition, I have filed an application in the use of tobramycin for treatment of bronchiectasis at PathoGenesis corporation which is pending.